August 28, 2007

Securities and
Exchange Commission
100 F Street, N.E.
Washington, DC
20549

Commissioners:

We have read the
statements made by
Eaton Vance VT
Large-Cap Value Fund
(copy attached), which
we understand will be
filed with the
Securities and
Exchange
Commission, pursuant
to Item 77K of Form
N-SAR, as part of the
Form N-SAR of Eaton
Vance VT Large-Cap
Value Fund dated
August 28, 2007.  We
agree with the
statements concerning
our Firm in such Form
N-SAR.

Very truly yours,



PricewaterhouseCoope
rs LLP















Eaton Vance
Management


The Eaton Vance Building
255 State Street, Boston, MA
02109
(617) 482-8260



August 16, 2007

PricewaterhouseCoopers
LLP
125 High Street
Boston, Massachusetts
02110

Dear Sirs:

In accordance with the
requirements of item
304 of Regulation S-K,
please provide us with a
letter(s) from your firm
addressed to the
Securities and Exchange
Commission stating your
agreement with the
statements made in the
enclosed attachments
with respect to certain
Eaton Vance Funds and
Portfolios as referred to
therein.

A copy of your letter
will be filed with the
Securities and Exchange
Commission, along with
the applicable statement
as attached, as an exhibit
to the respective Fund's
or Portfolio's next Form
N-SAR for the period
ended June 30, 2007 (in
accordance with Item
77K of Form N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton
Vance Management












Applicable to Eaton
Vance Investment Grade
Income Fund and Eaton
Vance VT Large-Cap
Value Fund

On August 6, 2007,
PricewaterhouseCoopers
LLP, resigned in the
ordinary course as the
Fund's independent
registered public
accountants.

The Fund was newly
organized in 2007 and
has not completed its
first fiscal year.  There
have been no
disagreements with
PricewaterhouseCoopers
LLP since its
appointment and through
August 6, 2007 on any
matter of accounting
principles or practices,
financial statement
disclosure or auditing
scope or procedure,
which disagreements, if
not resolved to the
satisfaction of
PricewaterhouseCoopers
LLP, would have caused
them to make reference
thereto in a report on the
Fund's financial
statements, and there
were no reportable
events of the kind
described in Item 304
(a)(1)(v) of Regulation
S-K under the Securities
Exchange Act of 1934,
as amended.

At a meeting held on
August 6, 2007, based
on Audit Committee
recommendations and
approvals, the full Board
of Trustees of the Fund
approved Deloitte &
Touche LLP as the
Fund's independent
registered public
accounting firm for the
fiscal year ending
December 31, 2007.  To
the best of the Fund's
knowledge, since the
Fund's inception and
through August 6, 2007,
the Fund did not consult
with Deloitte & Touche
LLP on items which
concerned the
application of
accounting principles to
a specified transaction,
either completed or
proposed, or the type of
audit opinion that might
be rendered on the
Fund's financial
statements or concerned
the subject of a
disagreement (as defined
in paragraph (a)(1)(iv) of
Item 304 of Regulation
S-K) or reportable
events (as described in
paragraph (a)(1)(v) of
Item 304 of Regulation
S-K).